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                                                       Exhibit 5.1
                              [SKADDEN LETTERHEAD]


                                                       October 18, 1995



International Paper Capital Trust
c/o International Paper Company
Two Manhattanville Road
Purchase, New York  10577

          Re:  International Paper Company;
               International Paper Capital Trust;
               Registration Statement on Form S-3
               Registration No. 33-62283
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to International Paper Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 33-62283), filed by International Paper Company (the "Com-pany") and the Trust with the Securities and Exchange Commission (the "Commis-sion") on August 31, 1995 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on October 18, 1995 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to the registration under the Act of the convertible preferred securities (the "Preferred Securities") of the Trust.


          The Preferred Securities were issued pursuant to the Declaration of Trust (the "Declaration") among the Company, as sponsor, and The Bank of New York, as the financial institution trustee (the "Institutional Trustee"), The Bank of New York (Delaware), as the Delaware trustee (the "Delaware Trustee"), and Charles Greenberg, John R. Jepsen and Syvert E. Nerheim as regular trustees (together, the "Regular Trustees"). Capitalized terms






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International Paper Capital Trust
October 18, 1995
Page 2


used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Institutional Trustee, the Delaware Trustee and the Regular Trustees with the Secretary of State of the State of Delaware on July 12, 1995; (ii) the Declaration (including the form of the terms of the Preferred Securities annexed thereto); (iii) specimens of the Preferred Securities; (iv) the preferred securities guarantee agreement (the "Preferred Securities Guarantee"), between the Company and The Bank of New York, as trustee (the "Preferred Securities Guarantee Trustee"); (v) specimens of the Convertible Junior Subordinated
Deferrable Interest Debentures due July 20, 2025 (the "Junior
Subordinated Debentures") of the Company, which were issued pursuant to an indenture dated as of July 1, 1995 (the "Indenture"), between the Company and The Bank of New York, as trustee; (vi) the Indenture; and (vii) certain resolutions of the Board of Directors of the Company, the Finance Committee of the Board of Directors, and the Pricing Committee of the Board of Directors, in each case relating to the issuance of the Junior Subordinated Debentures and the shares of Common Stock issuable upon conversion thereof.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all docu-ments submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust and the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations







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International Paper Capital Trust
October 18, 1995
Page 3

thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

          Members of our firm are admitted to the bar in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

          Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

          1. The Preferred Securities are duly authorized for issuance and, are validly issued, fully paid and nonassessable, representing undivided benefi-cial interests in the assets of Trust. We bring to your attention that the Pre-ferred Securities holders may be obligated, pursuant to the Trust Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

          2. The Preferred Securities Guarantee is a valid and binding agree-ment of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors's rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          3. The Junior Subordinated Debentures are valid and binding obliga-tions of the Company, entitled to



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International Paper Capital Trust
October 18, 1995
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the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorgnization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We also consent to the use of our name under the heading "Legal Matters" in the form of Prospectus Supplement included as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


               Very truly yours,

               /s/ Skadden, Arps, Slate, Meagher & Flom
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